UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2015

RTI International Metals, Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-14437	51-2115953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Westpointe Corporate Center One, 5th Floor 1550 Coraopolis Heights Road Pittsburgh, Pennsylvania	15108-2973
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 893-0026

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) In connection with a review of various retirement benefit plans and to enhance certain retention aspects of the plans with respect to key management, effective January 30, 2015, the Board of Directors of RTI International Metals, Inc. (“RTI” or the “Company”) approved amendments to (i) the existing Letter Agreement in place with Dawne S. Hickton, Vice Chair, President and Chief Executive Officer of the Company, and (ii) the Company’s Amended and Restated RTI International Metals, Inc. Supplemental Pension Program (the “Supplemental Plan”), each as further discussed below.

The amendment to Ms. Hickton’s Letter Agreement (the “Amendment”) provides that if her employment is terminated prior to attaining age 62 (i) by the Company without cause (as defined), whether or not in connection with a change in control (as defined), or (ii) by Ms. Hickton for good reason (as defined) in connection with a change in control, then she will be eligible to receive a payment equal to the difference between the pension benefits she would have received under certain Company retirement plans in which Ms. Hickton participates as though she had retired at age 62, and the actual benefits received by her under such plans. The plans in which Ms. Hickton participates are the Pension Plan for Eligible Salaried Employees of RMI Titanium Company, as amended, the RTI International Metals, Inc. Excess Benefit Plan, as amended, and the RTI International Metals, Inc. Supplemental Pension Program, as amended.

Section 4.02 of the Supplemental Plan was amended to provide discretionary authority to the Company’s Board of Directors and the Compensation Committee of the Board of Directors to allow a participant’s benefit under the Supplemental Plan to vest upon separation of service in circumstances where the participant has not otherwise met the vesting requirements.

The foregoing descriptions are qualified in their entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 10.1, and the Amended and Restated RTI International Metals, Inc. Supplemental Pension Program, a copy of which is filed herewith as Exhibit 10.2, each of which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed pursuant to Item 601 of Regulation S-K and General Instruction B2 to this Form 8-K:

Exhibit No.	Description

10.1	First Amendment to Letter Agreement Dated December 31, 2008 between RTI International Metals, Inc. and Dawne S. Hickton

10.2	Amended and Restated RTI International Metals, Inc. Supplemental Pension Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI International Metals, Inc.

(Registrant)

By:	/s/ Chad Whalen

Chad Whalen

General Counsel & Senior Vice President

Dated: February 5, 2015

Exhibit Index

10.1	First Amendment to Letter Agreement Dated December 31, 2008 between RTI International Metals, Inc. and Dawne S. Hickton

10.2	Amended and Restated RTI International Metals, Inc. Supplemental Pension Program